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[AETNA LOGO]    Aetna Insurance Company of America
                Home Office:  151 Farmington Avenue
                Hartford, Connecticut  06156
               (800) 531-4547

                                A STOCK COMPANY

           Aetna Insurance Company of America, herein called Aetna, agrees to pay the benefits stated in this Contract.

 Specifications
 -----------------------------------------------------------------------------
 Plan

     AETNA MULTI-RATE ANNUITY
 -----------------------------------------------------------------------------
 Type of Plan

     SINGLE PREMIUM MODIFIED GUARANTEED DEFERRED ANNUITY
 -----------------------------------------------------------------------------
 Contract Holder(s)

     ANY BROKER
 -----------------------------------------------------------------------------
 Contract No.

     SPECIMEN
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 Effective Date

     DECEMBER 1, 1995
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 This Contract is Delivered in               and is Subject to the Laws of that
 Jurisdiction

 Right to Cancel
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 The Contract  Holder may cancel this Contract  within 10 days of receiving it by returning this Contract along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Contract at its Home Office, Aetna will return the entire consideration paid.

 Signed at the Home Office on the Effective Date.

 /s/Dan Kearney                                       /s/Maria McKeon

    President                                         Secretary

      Group Single Premium Modified Guaranteed Deferred Annuity Contract
                               Nonparticipating

 THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED PERIOD AT THE TIME OF ITS MATURITY.

G2-MGA-95

 Specifications
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 Guaranteed               There is a guaranteed interest rate for the Purchase
 Interest Rate            Payment  held  in  the AMG  Account.  (See  Contract
                          Schedule I).

 -----------------------------------------------------------------------------
 Deduction from           The  Purchase Payment may  be subject to a deduction
 Purchase                 for premium taxes, if applicable. (See 3.01.)
 Payment

 -----------------------------------------------------------------------------
 Surrender                There may be a charge  deducted upon surrender (See
 Fee                      Contract Schedule I).

 This  Contract  is  a  legal  contract  and   constitutes  the  entire  legal
 relationship between Aetna and the Contract Holder.

 READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

G2-MGA-95                             2

                              Contract Schedule I
                              Accumulation Period

 AICA Modified Guaranteed Account (AMG Account)
 -----------------------------------------------------------------------------

 Minimum Guaranteed                    [3.0%]
 Interest Rate:
 (effective annual rate of return)

 Maintenance Fee:                      The  annual  Maintenance  Fee is  [$0.]
                                       [If  the  Account's  Current  Value  is
                                       [$50,000]  or  more  on  the  date  the
                                       Maintenance Fee is to be deducted,  the
                                       Maintenance Fee is $0.]

 Annuity Date:                         The  Annuity  Date will be the later of
                                       the date the Annuitant reaches age [85]
                                       or  the  [10th]   anniversary   of  the
                                       Purchase Payment.

 Minimum Purchase Payment:             [$10,000.]

 Maximum Purchase Payment:             Purchase Payments exceeding [$1,000,000]
                                       must be approved by Aetna.

 Minimum Guaranteed Period             [$1,000.]
 Allocation Amount:

 Maximum Age of                        [90.] If  there  are  joint  Certificate
 Certificate Holder at issue:          Holders,   the   age   of   the   oldest
                                       Certificate Holder cannot exceed [90].

 Surrender Fee:          Length of Time from         Surrender Fee (Percentage
                         Certificate Effective Date  of Net Purchase Payment
                         (Years)                     Withdrawn)

                         Less than 1 year                 7%
                         1 year but less than 2           7%
                         2 years but less than 3          6%
                         3 years but less than 4          6%
                         4 years but less than 5          5%
                         5 years but less than 6          4%
                         6 years but less than 7          2%
                         7 years or more                  0%

                                       After seven years have elapsed from the
                                       certificate    effective    date,   the
                                       Surrender   Fee  will  no   longer   be
                                       assessed.

 Special Withdrawl:                    [10%]

 Systematic Withdrawal                 The  specified   payment  or  specified
 Option (SWO):                         percentage  may  not  be  greater  than
                                       [10%].

 See 1. GENERAL DEFINITIONS for explanations.

G2-MGA-95                             3

                             Contract Schedule II
                                Annuity Period

 Fixed Annuity
 -----------------------------------------------------------------------------

 Minimum Guaranteed                    [3.0%]
 Interest Rate
 (effective annual rate of
 return):

 See 1. GENERAL DEFINITIONS for explanations.

G2-MGA-95                             4

                               TABLE OF CONTENTS

                                                                      Page

 I.  GENERAL DEFINITIONS
 -----------------------------------------------------------------------------

 1.01  ACCOUNT......................................................... 7

 1.02  ACCUMULATION PERIOD............................................. 7

 1.03  ADJUSTED CURRENT VALUE.......................................... 7

 1.04  ANNUITANT....................................................... 7

 1.05  ANNUITY......................................................... 7

 1.06  ANNUITY DATE.................................................... 7

 1.07  BENEFICIARY..................................................... 7

 1.08  CERTIFICATE HOLDER.............................................. 7

 1.09  CODE............................................................ 7

 1.10  CONTRACT........................................................ 7

 1.11  CONTRACT HOLDER................................................. 7

 1.12  CURRENT VALUE................................................... 7

 1.13  DEPOSIT PERIOD.................................................. 8

 1.14  ENTIRE CONTRACT................................................. 8

 1.15  FIXED ANNUITY................................................... 8

 1.16  GENERAL ACCOUNT................................................. 8

 1.17  GUARANTEED RATES -- AMG ACCOUNT................................. 8

 1.18  GUARANTEED PERIOD............................................... 8

 1.19  GUARANTEED PERIOD GROUPS........................................ 8

 1.20  MAINTENANCE FEE................................................. 8

 1.21  AICA MODIFIED GUARANTEED ACCOUNT (AMG ACCOUNT).................. 9

 1.22  MARKET VALUE ADJUSTMENT (MVA)................................... 9

 1.23  MATURED PERIOD VALUE............................................ 9

 1.24  MATURITY DATE................................................... 9

 1.25  NET PURCHASE PAYMENT............................................ 9

 1.26  NONUNITIZED SEPARATE ACCOUNT.................................... 9

 1.27  PURCHASE PAYMENT................................................ 9

 1.28  REINVESTMENT...................................................  9

 1.29  SURRENDER VALUE................................................ 10

G2-MGA-95                             5

 II.  GENERAL PROVISIONS
 -----------------------------------------------------------------------------

 2.01  CHANGE OF CONTRACT............................................. 10

 2.02  NONPARTICIPATING CONTRACT...................................... 10

 2.03  PAYMENTS AND ELECTIONS......................................... 10

 2.04  STATE LAWS..................................................... 10

 2.05  CONTROL OF CONTRACT............................................ 10

 2.06  DESIGNATION OF BENEFICIARY..................................... 11

 2.07  MISSTATEMENTS AND ADJUSTMENTS.................................. 11

 2.08  INCONTESTABILITY............................................... 11

 2.09  INDIVIDUAL CERTIFICATES........................................ 11

 III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
 -----------------------------------------------------------------------------

 3.01  NET PURCHASE PAYMENT........................................... 11

 3.02  MARKET VALUE ADJUSTMENT........................................ 12

 3.03  NOTICE TO THE CERTIFICATE HOLDER............................... 13

 3.04  LOANS.......................................................... 13

 3.05  SYSTEMATIC WITHDRAWAL OPTION (SWO)............................. 13

 3.06  DEATH BENEFIT AMOUNT........................................... 14

 3.07  DEATH BENEFIT OPTIONS AVAILABLE TO BENEFICIARY................. 15

 3.08  LIQUIDATION OF SURRENDER VALUE................................. 16

 3.09  SURRENDER FEE.................................................. 16

 3.10  PAYMENT OF SURRENDER VALUE..................................... 16

 3.11  PAYMENT OF ADJUSTED CURRENT VALUE.............................. 17

 IV.  ANNUITY PROVISIONS
 -----------------------------------------------------------------------------

 4.01  CHOICES TO BE MADE............................................. 17

 4.02  TERMS OF ANNUITY OPTIONS....................................... 17

 4.03  DEATH OF ANNUITANT/ BENEFICIARY................................ 18

 4.04  ANNUITY OPTIONS................................................ 18

G2-MGA-95                             6

 I. GENERAL DEFINITIONS
 -----------------------------------------------------------------------------
 1.01   Account:                       A   record    established    for   each
                                       Certificate   Holder  to  maintain  the
                                       value of the Net Purchase  Payment held
                                       on    his/her    behalf    during   the
                                       Accumulation  Period.

 1.02   Accumulation                   Period: The period during which the Net
                                       Purchase   Payment  is  applied  to  an
                                       Account  to  provide   future   Annuity
                                       payment(s).

 1.03   Adjusted Current Value:        The Current Value of an Account
                                       plus or minus any aggregate AMG Account
                                       MVA,  if  applicable.  (see  1.22)

 1.04   Annuitant:                     The  person  named  by the  Certificate
                                       Holder   whose  life  is  measured  for
                                       purposes   of  the   guaranteed   death
                                       benefit  and the  duration  of  Annuity
                                       payments under this  Contract.  Subject
                                       to Aetna approval, the Annuitant may be
                                       changed  by the  Certificate  Holder by
                                       notifying Aetna in writing prior to the
                                       Annuity Date of an Account.

 1.05   Annuity:                       Payment of an income:

                                         (a) For  the   life  of  one  or  two
                                             persons;

                                         (b) For a stated period; or

                                         (c) For some  combination  of (a) and
                                             (b).

 1.06   Annuity Date:                  The  date  on  which  Annuity  payments
                                       begin under an Annuity  option  elected
                                       by the  Certificate  Holder. (see 4.01)
                                       The  Annuity  Date is shown on Contract
                                       Schedule I. The Certificate  Holder may
                                       change this date by notifying  Aetna at
                                       least  30  days  prior  to the  Annuity
                                       Date.

 1.07   Beneficiary:                   The person(s) entitled to receive death
                                       benefits   under   the  terms  of  this
                                       Contract.

 1.08   Certificate Holder:            A person who  purchases  an interest in
                                       this   Contract  as   evidenced   by  a
                                       certificate.  Aetna  reserves the right
                                       to limit  Account  ownership to natural
                                       persons.  If more  than one Certificate
                                       Holder    owns   an    Account,    each
                                       Certificate  Holder  will  be  a  joint
                                       Certificate     Holder.    Any    joint
                                       Certificate  Holder  must be the spouse
                                       of the other joint Certificate  Holder.
                                       Joint  Certificate  Holders  have joint
                                       ownership    rights   and   both   must
                                       authorize   exercising   any  ownership
                                       rights unless Aetna allows otherwise.

 1.09   Code:                          The Internal  Revenue Code of 1986,  as
                                       it may be amended from time to time.

 1.10   Contract:                      This  agreement  between  Aetna and the
                                       Contract Holder.

 1.11   Contract Holder:               The  entity  to which the  Contract  is
                                       issued.

 1.12   Current Value:                 The  Net  Purchase   Payment  plus  any
                                       interest credited; less all Maintenance
                                       Fees deducted,  any amounts surrendered
                                       and any amounts applied to an Annuity.

G2-MGA-95                             7

 1.13   Deposit Period:                A calendar  week, a calendar  month,  a
                                       calendar  quarter,  or any other period
                                       of time specified by Aetna during which
                                       the   Net    Purchase    Payment    and
                                       Reinvestments are accepted into the AMG
                                       Account  for  one  or  more  Guaranteed
                                       Periods.  Aetna  reserves  the right to
                                       extend the Deposit Period.

 1.14   Entire Contract:               The  Contract,  all attached  pages and
                                       any subsequent endorsements make up the
                                       Entire Contract.

 1.15   Fixed Annuity:                 An Annuity  with  payments  that do not
                                       vary  in  amount  based  on  investment
                                       performance.

 1.16   General Account:               The  Account   holding  the  assets  of
                                       Aetna,  other than those assets held in
                                       Aetna's separate accounts.

 1.17   Guaranteed Rates -             Aetna will  declare the  interest  rate
        AMG Account:                   applicable for each  Guaranteed  Period
                                       at the start of the Deposit  Period for
                                       that applicable  Guaranteed Period. The
                                       rate(s)  are  guaranteed  by Aetna  for
                                       that  Deposit  Period  and the  ensuing
                                       Guaranteed  Period(s).  The  Guaranteed
                                       Rates  are  effective  annual  rates of
                                       return.  That is,  interest is credited
                                       daily at a rate that will  produce  the
                                       Guaranteed   Interest   Rate  over  the
                                       period of a year.  No  Guaranteed  Rate
                                       will  ever be  less  than  the  Minimum
                                       Guaranteed   Interest   Rate  shown  on
                                       Contract Schedule I.

                                       For  Guaranteed  Periods of one year or
                                       less, one  Guaranteed  Rate is credited
                                       for the  full  Guaranteed  Period.  For
                                       longer Guaranteed  Periods,  an initial
                                       Guaranteed  Rate is  credited  from the
                                       date  of   deposit  to  the  end  of  a
                                       specified  period within the Guaranteed
                                       Period.    There   may   be   different
                                       Guaranteed   Rate(s)  declared  at  the
                                       beginning  of the  Deposit  Period  for
                                       subsequent   specified  time  intervals
                                       throughout the Guaranteed Period.

 1.18   Guaranteed Period:             The period of time for which Guaranteed
                                       Rates   are   guaranteed   on  the  Net
                                       Purchase Payment and Reinvestments made
                                       during a current Deposit  Period.  Such
                                       period  begins on the day following the
                                       close of the Deposit Period and ends on
                                       the    designated     Maturity    Date.
                                       Guaranteed   Periods   are  offered  at
                                       Aetna's  discretion for various lengths
                                       of  time  ranging  up to and  including
                                       twenty years.

                                       During a Deposit Period, Aetna may make
                                       available   any  number  of  Guaranteed
                                       Periods.  The  Certificate  Holder  may
                                       allocate  the Net  Purchase  Payment or
                                       Reinvestment  into  any  or  all of the
                                       available Guaranteed Periods.

 1.19   Guaranteed Period Groups:      All  Guaranteed  Periods  with the same
                                       length  of time  from the  close of the
                                       Deposit  Period  until  the  designated
                                       Maturity Date.


 1.20   Maintenance Fee:               The   Maintenance   Fee,  if  any  (see
                                       Contract  Schedule  I) will be deducted
                                       from    the    Account    during    the
                                       Accumulation Period on each anniversary
                                       of the date the Account is  established
                                       and  upon   surrender   of  the  entire
                                       Account.

G2-MGA-95                             8

 1.21   AICA Modified                  An  accumulation   option  where  Aetna
        Guaranteed Account             guarantees   rate(s)  of  interest  for
        (AMG Account):                 specified  periods of time.  All assets
                                       of  Aetna,  including  amounts  in  the
                                       Nonunitized   Separate   Account,   are
                                       available to meet the guarantees  under
                                       the AMG Account.

 1.22   Market Value Adjustment        An  adjustment  that  may  apply to the
        (MVA):                         amount   withdrawn  from  a  Guaranteed
                                       Period   prior   to  the  end  of  that
                                       Guaranteed   Period.   The   adjustment
                                       reflects the change in the value of the
                                       investment  due to changes in  interest
                                       rates  since the date of deposit and is
                                       computed  using  the  formula  given in
                                       3.02.  The adjustment is expressed as a
                                       percentage  or a factor of each  dollar
                                       being withdrawn.

 1.23   Matured Period Value:          The  amount   payable  on a  Guaranteed
                                       Period's Maturity Date.

 1.24   Maturity Date:                 The last day of a Guaranteed Period.

 1.25   Net Purchase Payment:          The   Purchase   Payment  less  premium
                                       taxes, as applicable.

 1.26   Nonunitized Separate           A  separate  account  set  up by  Aetna
        Account:                       under Title 38, Section 38a-433, of the
                                       Connecticut   General  Statutes,   that
                                       holds assets for AMG Account Guaranteed
                                       Periods.  There are no  discrete  units
                                       for the AMG  Account.  The  Certificate
                                       Holder  does  not  participate  in  the
                                       investment gain or loss from the assets
                                       held   in  the   Nonunitized   Separate
                                       Account.  Such  gain or  loss is  borne
                                       entirely  by Aetna.  The assets held in
                                       the AMG Account may be chargeable  with
                                       liabilities  arising  out of any  other
                                       business of Aetna.

 1.27    Purchase Payment:             Payment  accepted  by Aetna at its Home
                                       Office.  Aetna  reserves  the  right to
                                       refuse to accept any  Purchase  Payment
                                       at any time for any reason.  No advance
                                       notice  will be given  to the  Contract
                                       Holder.

 1.28    Reinvestment:                 Aetna  will   notify  the   Certificate
                                       Holder of the approaching Maturity Date
                                       at least 18 calendar  days prior to the
                                       end of  any  Guaranteed  Period.  If no
                                       specific  direction  is  given  by  the
                                       Certificate   Holder   prior   to   the
                                       Maturity  Date,   each  Matured  Period
                                       Value   will  be   reinvested   on  the
                                       Maturity  Date for a Guaranteed  Period
                                       of the same  duration.  If a Guaranteed
                                       Period   of  the   same   duration   is
                                       unavailable,  each Matured Period Value
                                       will automatically be reinvested on the
                                       Maturity  Date  for the  next  shortest
                                       Guaranteed  Period  available.   If  no
                                       shorter Guaranteed Period is available,
                                       the next longer  Guaranteed Period will
                                       be used. Aetna will mail a confirmation
                                       statement to the Certificate Holder the
                                       next  business  day after the  Maturity
                                       Date.

                                       At any time prior to the Maturity Date,
                                       the  Certificate  Holder may request in
                                       writing a  reinvestment  of the Matured
                                       Period Value in a different  Guaranteed
                                       Period(s)  or a  surrender  of all or a
                                       part  of  the  Matured   Period   Value
                                       without an MVA or Surrender  Fee.  Such
                                       request   will  be   executed   on  the
                                       Maturity Date. If reinvesting in a

G2-MGA-95                             9

 1.28   Reinvestment:                  different Guaranteed Period(s),  all or
        (Cont'd)                       part of the Matured  Period  Value will
                                       be reinvested in the elected Guaranteed
                                       Period(s)   at  the   then   prevailing
                                       rate(s). This provision only applies to
                                       a written  request from the Certificate
                                       Holder  received at Aetna's Home Office
                                       in good  order at  least  five (5) days
                                       prior to the Maturity Date.

 1.29   Surrender Value:               The  amount  payable  by Aetna upon the
                                       surrender  of all or any  portion of an
                                       Account.

 II.  GENERAL PROVISIONS
 -----------------------------------------------------------------------------

 2.01   Change of Contract:            Only an authorized officer of Aetna may
                                       change  the  terms  of  this  Contract.
                                       Aetna reserves the right to modify this
                                       Contract  to meet the  requirements  of
                                       applicable  state and  federal  laws or
                                       regulations.   Aetna  will  notify  the
                                       Contract Holder and Certificate  Holder
                                       in writing of any changes.

 2.02   Nonparticipating Contract:     The   Contract   Holder,    Certificate
                                       Holders or Beneficiaries  will not have
                                       a right  to share  in the  earnings  of
                                       Aetna.

 2.03   Payments and Elections:        While the Certificate Holder is living,
                                       Aetna will pay the  Certificate  Holder
                                       any  Annuity  payments as and when due.
                                       After the  Certificate  Holder's death,
                                       or  at   the   death   of   the   first
                                       Certificate  Holder if the  Account  is
                                       owned  jointly,  any  Annuity  payments
                                       will be paid in  accordance  with 4.03.
                                       Aetna  will  make  any  other  payments
                                       within  seven  (7)  calendar   days  of
                                       receipt  of  a  written   request   for
                                       payment, which is in good order, at its
                                       Home  Office,  except  as  provided  in
                                       3.10.

 2.04   State Laws:                    The  Contract   and  the   certificates
                                       comply  with the  laws of the  state in
                                       which   they   are    delivered.    Any
                                       surrender,  death, or Annuity  payments
                                       are  equal  to  or  greater   than  the
                                       minimum required by such laws.  Annuity
                                       tables  for  legal  reserve   valuation
                                       shall be as required by state law. Such
                                       tables may be  different  from  Annuity
                                       tables   used  to   determine   Annuity
                                       payments.

 2.05   Control of Contract:           This is a Contract between the Contract
                                       Holder and Aetna.  The Contract  Holder
                                       has  title  to the  Contract.  Contract
                                       Holder  rights are limited to accepting
                                       or  rejecting  Contract  modifications.
                                       The  Certificate  Holder  has all other
                                       rights  to  amounts  held in his or her
                                       Account.

                                       Each  Certificate  Holder shall own all
                                       amounts  held  in his  or her  Account.
                                       Each  Certificate  Holder  may make any
                                       choices  allowed by this  Contract  for
                                       his or her Account.  Choices made under
                                       this  Contract  must be in writing.  If
                                       the  Account  is  owned  jointly,  both
                                       joint    Certificate    Holders    must
                                       authorize any choices in writing. Until
                                       receipt of such choices at Aetna's Home
                                       Office,  Aetna may rely on any previous
                                       choices made.

G2-MGA-95                            10

 2.05   Control of Contract:           The  Contract  is  not  subject  to the
        (Cont'd)                       claims of any creditors of the Contract
                                       Holder  or  the   Certificate   Holder,
                                       except to the extent  permitted by law.

                                       The  Certificate  Holder  may assign or
                                       transfer  his or her  rights  under the
                                       Contract.  Aetna reserves the right not
                                       to accept  assignment  or transfer to a
                                       nonnatural  person.  Any  assignment or
                                       transfer  made  must  be  submitted  to
                                       Aetna's Home Office in writing and will
                                       not  be  effective  until  accepted  by
                                       Aetna.  Aetna assumes no responsibility
                                       for the validity of any assignment.

 2.06   Designation of                 Each Certificate  Holder shall name his
        Beneficiary:                   or her Beneficiary. The Beneficiary may
                                       be  changed  at any time.  Changes to a
                                       Beneficiary   must  be   submitted   to
                                       Aetna's Home Office in writing and will
                                       not be  effective  until  received  and
                                       recorded by Aetna.

 2.07   Misstatements and              If Aetna finds the age of any Annuitant
        Adjustments:                   to be misstated, the correct facts will
                                       be used to adjust payments.

 2.08   Incontestability:              Aetna will not  contest  this  Contract
                                       from its effective date.

 2.09   Individual Certificates:       Aetna shall issue a certificate to each
                                       Certificate   Holder.  The  certificate
                                       will  summarize  certain  provisions of
                                       the  Contract.   Certificates  are  for
                                       information  only and are not a part of
                                       the Contract, except as evidence of the
                                       Certificate  Holder's  interest in  the
                                       Contract.

 III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
 -----------------------------------------------------------------------------

 3.01    Net Purchase Payment:         This  amount  is the  Purchase  Payment
                                       less any applicable  premium tax. Aetna
                                       reserves   the  right  to  deduct   any
                                       premium   tax  at  any  time  from  the
                                       Purchase    Payment    or   from    the
                                       Certificate Holder's Account.

                                       The Certificate Holder shall designate,
                                       on the enrollment  form, the allocation
                                       percentage of the Net Purchase  Payment
                                       to be applied to each of the  available
                                       Guaranteed  Periods  during the current
                                       Deposit  Period(s).  The minimum amount
                                       that may be allocated to any Guaranteed
                                       Period is shown on Contract Schedule I.

G2-MGA-95                            11

 3.02   Market Value Adjustment:       There will be an MVA for any withdrawal
                                       from the AMG Account  before the end of
                                       a Guaranteed Period when the withdrawal
                                       is due to:

                                       (a)  Any full or partial surrender, but
                                            not for a partial withdrawal under
                                            the Systematic  Withdrawal  Option
                                            (see 3.05); or

                                       (b)  Payment made to a Beneficiary as a
                                            death    benefit     during    the
                                            Accumulation   Period,   but   not
                                            payment  made within six months of
                                            the date of the Annuitant's  death
                                            (see 3.06); or

                                       (c)  An election of an Annuity  option.
                                            Only a positive  MVA, if any, will
                                            apply upon election of option 2 or
                                            3 (see 4.04).

                                       Market value  adjusted  amounts will be
                                       equal   to   the    amount    withdrawn
                                       multiplied by the following ratio:

                                                       x
                                                      ---
                                                      365
                                         (1 + i)
                                         -------
                                                       x
                                                      ---
                                                      365
                                         (1 + j)


                                       Where:

                                           i   is the Deposit Period Yield
                                           j   is the Current Yield
                                           x   is   the    number    of   days
                                               remaining,    (computed    from
                                               Wednesday   of  the   week   of
                                               withdrawal)  in the  Guaranteed
                                               Period.

                                       The  Deposit   Period   Yield  will  be
                                       determined as follows:

                                       (a)  At the close of the last  business
                                            day of each  week  of the  Deposit
                                            Period,  a yield will be  computed
                                            as the  average  of the  yields on
                                            that  day of U.S.  Treasury  Notes
                                            which  mature  in the  last  three
                                            months of the  Guaranteed  Period.

G2-MGA-95                            12

 3.02  Market Value                    (b)  The  Deposit  Period  Yield is the
       Adjustment:                          average  of those  yields  for the
       (Cont'd)                             Deposit  Period.  If withdrawal is
                                            made   before  the  close  of  the
                                            Deposit Period,  it is the average
                                            of  those   yields  on  each  week
                                            preceding withdrawal.

                                       The Current Yield is the average of the
                                       yields on the last  business day of the
                                       week  preceding  withdrawal on the same
                                       U.S.  Treasury  Notes  included  in the
                                       Deposit Period Yield.

                                       In the  event  that  no  U.S.  Treasury
                                       Notes  which  mature in the last  three
                                       months of the Guaranteed  Period exist,
                                       Aetna  reserves  the  right  to use the
                                       U.S.  Treasury Notes that mature in the
                                       following quarter.

 3.03  Notice to the Certificate       The  Certificate  Holder  will  receive
       Holder:                         statements at least annually from Aetna
                                       showing the value of any  amounts  held
                                       in the AMG Account.

                                       Such  values  will be as of a  specific
                                       date no more  than 60 days  before  the
                                       date of the notice.

 3.04  Loans:                          Loans  are  not  available  under  this
                                       Contract.

 3.05  Systematic Withdrawal           The  Certificate  Holder  may  elect  a
       Option (SWO):                   distribution   option   under  which  a
                                       portion of the Account's  Current Value
                                       will  automatically  be surrendered and
                                       distributed  each  year.  SWO  payments
                                       will  be   calculated   based   on  the
                                       Account's  full  Current   Value.   The
                                       distributed  amount  is  withdrawn  pro
                                       rata from each Guaranteed Period(s).  A
                                       Surrender Fee will not be deducted from
                                       any portion of the Current  Value which
                                       is paid as a distribution under SWO.

                                       Certificate   Holders   should  consult
                                       their tax adviser  prior to  requesting
                                       this distribution option.

                                       (a)  Amount   of   Distribution:    The
                                            Certificate  Holder  may elect one
                                            of  the  three   payment   methods
                                            described below.

                                            (1)  Specified  Payment:  Payments
                                                 of   a   designated    dollar
                                                 amount. The annual amount may
                                                 not  be   greater   than  the
                                                 percentage  shown on Contract
                                                 Schedule I times the  Current
                                                 Value  at time  of  election.
                                                 This  annual   dollar  amount
                                                 will remain constant.  At its
                                                 discretion, Aetna may require
                                                 a  minimum   initial  payment
                                                 amount;

                                            (2)  Specified  Period:   Payments
                                                 which  are made over a period
                                                 of  time  which  must  be  at
                                                 least 10  years.  The  annual
                                                 amount   paid  each  year  is
                                                 calculated  by  dividing  the
                                                 Current  Value as of December
                                                 31 of the  prior  year by the
                                                 number   of   payment   years
                                                 remaining; or

G2-MGA-95                            13

 3.05  Systematic Withdrawal                (3)  Specified Percentage: Payment
       Option (SWO):                             of  a  designated  percentage
       (Cont'd)                                  which  cannot be greater than
                                                 the   percentage   shown   on
                                                 Contract   Schedule   I.  The
                                                 percentage  may be changed by
                                                 written    request.     Aetna
                                                 reserves  the  right to limit
                                                 the   number   of  times  the
                                                 percentage  may  be  changed.
                                                 The    annual    amount    is
                                                 calculated by multiplying the
                                                 Current  Value as of December
                                                 31 of the  year  prior to the
                                                 payment  by  the   designated
                                                 percentage.

                                       Payments upon the Certificate  Holder's
                                       or  Annuitant's  death  will be made to
                                       the Beneficiary in the manner described
                                       in 3.07.

                                       (b)  Minimum  Initial Current Value: At
                                            its discretion,  Aetna may require
                                            a minimum  initial  Current  Value
                                            for  election of this  option.  If
                                            after  election of this option the
                                            Current Value is  insufficient  to
                                            make  a  scheduled   SWO  payment,
                                            Aetna will  distribute  the entire
                                            Account balance.

                                       (c)  Date    of    Distribution:    The
                                            Certificate  Holder shall  specify
                                            the initial  distribution date. As
                                            elected by the Certificate Holder,
                                            SWO  payments  will  be  made on a
                                            monthly or quarterly  basis unless
                                            Aetna  allows  otherwise.  If  SWO
                                            payments are made more  frequently
                                            than   annually,   the  designated
                                            annual  amount is  divided  by the
                                            number   of   payments   due  each
                                            calendar     year.      Subsequent
                                            distributions  will be made on the
                                            15th of any  month  or such  other
                                            date as  Aetna  may  designate  or
                                            allow.

                                       (d)  Election and  Revocation:  SWO may
                                            be   elected   by   submitting   a
                                            completed and signed election form
                                            to  Aetna's  Home  Office.   Aetna
                                            reserves  the  right to  establish
                                            the  date  when  SWO may  first be
                                            elected by a  Certificate  Holder.
                                            Once  elected,  this option may be
                                            revoked by the Certificate  Holder
                                            or spousal Beneficiary, if elected
                                            after  the  Certificate   Holder's
                                            death,  by  submitting  a  written
                                            request   to  Aetna  at  its  Home
                                            Office.  Any revocation will apply
                                            only to amounts not yet paid.  SWO
                                            may be  elected  only  once by the
                                            Certificate   Holder   or  by  the
                                            spousal Beneficiary.


 3.06  Death Benefit Amount:           If the Certificate  Holder or Annuitant
                                       dies before Annuity payments start, the
                                       Beneficiary  is  entitled  to  a  death
                                       benefit  under  the  Account.   If  the
                                       Account  is owned  jointly,  the  death
                                       benefit  is paid at the first  death of
                                       either   of   the   joint   Certificate
                                       Holders.  If the  Account  is  held  by
                                       joint Certificate Holders, the survivor
                                       will   be   deemed    the    designated
                                       Beneficiary  and any other  Beneficiary
                                       on  record   will  be  treated  as  the
                                       contingent    Beneficiary.    If    the
                                       Certificate   Holder  is  a  nonnatural
                                       person,   the  death  benefit  will  be
                                       payable at the death of the  Annuitant.


G2-MGA-95                            14

 3.06  Death  Benefit  Amount:         If paid  within 6 months of the date of
       (Cont'd)                        the   Annuitant's   death,   the  death
                                       benefit  will be the  Current  Value of
                                       the  Account.   Otherwise,   the  death
                                       benefit  will be the  Adjusted  Current
                                       Value of the Account  determined  as of
                                       the claim  date.  The claim date is the
                                       date  when   proof  of  death  and  the
                                       Beneficiary's  claim  are  received  in
                                       good order at Aetna's Home Office.

                                       When the  Certificate  Holder dies, and
                                       the  Certificate   Holder  is  not  the
                                       Annuitant,  the death  benefit  payable
                                       will be subject to a Surrender  Fee, if
                                       applicable.

 3.07  Death  Benefit Options          Prior to any election, or until amounts
       available  to  Beneficiary:     must  be  otherwise  distributed  under
                                       this section,  the Current Value of the
                                       Account   will  be   retained   in  the
                                       Account.   The  following  options  are
                                       available to the Beneficiary:

                                       (a)  When the  Certificate  Holder dies
                                            or, if the  Certificate  Holder is
                                            not  a  natural   person, when the
                                            Annuitant dies:

                                            (1)  If  the  Beneficiary  is  the
                                                 Certificate          Holder's
                                                 surviving     spouse,     the
                                                 Beneficiary  may exercise all
                                                 Certificate   Holder   rights
                                                 under   the    Contract   and
                                                 continue in the  Accumulation
                                                 Period,  or may  elect (i) or
                                                 (ii)   below.   Distributions
                                                 from  the   Account  are  not
                                                 required  until  the  spousal
                                                 Beneficiary's    death.   The
                                                 spousal Beneficiary may elect
                                                 to:

                                                 (i)  Apply some or all of the
                                                      death benefit  amount to
                                                      an  Annuity  option 1, 2
                                                      or 3 (see 4.04); or

                                                 (ii) Receive,  at any time, a
                                                      lump sum  payment  equal
                                                      to  the  death   benefit
                                                      amount.

                                           (2)   If  the   Beneficiary  is  an
                                                 individual  who  is  not  the
                                                 Certificate          Holder's
                                                 surviving    spouse,     then
                                                 options (i) or (ii) under (1)
                                                 above  apply.  Any portion of
                                                 the death benefit  amount not
                                                 applied to Annuity  option 1,
                                                 2 or 3 within one year of the
                                                 Certificate  Holder's  death,
                                                 must  be  distributed  within
                                                 five  years  of the  date  of
                                                 death.

                                            (3)  If the  Beneficiary  is not a
                                                 natural  person,   then  only
                                                 option  (ii)  under (1) above
                                                 applies.

                                            (4)  If no  Beneficiary  has  been
                                                 designated,    a   lump   sum
                                                 payment  equal  to the  death
                                                 benefit  amount  will be made
                                                 to the  Certificate  Holder's
                                                 estate.

                                       (b)  If  the  Certificate  Holder  is a
                                            natural  person  but  is  not  the
                                            Annuitant, and the Annuitant dies,
                                            the  Beneficiary  may elect either
                                            to apply the death benefit  amount
                                            to  Annuity  option  1,  2,  or  3
                                            within 60 days of the  Annuitant's
                                            date of  death,  or to  receive  a
                                            lump sum payment.

G2-MGA-95                            15

 3.08  Liquidation of Surrender        All or  any  portion  of the  Account's
       Value:                          Current Value may be surrendered at any
                                       time   prior  to  the   Annuity   Date.
                                       Surrender  requests can be submitted as
                                       a percentage to the Account value or as
                                       a specific dollar amount.  Net Purchase
                                       Payment  amounts are  withdrawn  first,
                                       and then the excess value,  if any. For
                                       any  partial  surrender,   amounts  are
                                       withdrawn  on a pro rata basis from the
                                       Guaranteed  Period(s) Groups of the AMG
                                       Account in which the  Current  Value is
                                       invested.  Within a  Guaranteed  Period
                                       Group,  the  amount  to be  surrendered
                                       will be withdrawn first from the oldest
                                       Deposit  Period,  then  from  the  next
                                       oldest,  and  so on  until  the  amount
                                       requested is satisfied.

                                       After  deduction of the Maintenance Fee
                                       and any Premium Tax, if applicable, the
                                       surrendered  amount shall be reduced by
                                       a Surrender Fee, if applicable.  An MVA
                                       may apply to amounts surrendered.

 3.09  Surrender Fee:                  The  Surrender  Fee only applies to the
                                       Net    Purchase     Payment     portion
                                       surrendered and varies according to the
                                       elapsed   time  from  the   certificate
                                       effective  date (see Contract  Schedule
                                       I).

                                       No Surrender  Fee is deducted  from any
                                       portion of the  Current  Value which is
                                       paid:

                                       (a)  To  a   Beneficiary   due  to  the
                                            Annuitant's  death before  Annuity
                                            payments start (see 3.06);

                                       (b)  As a premium for an Annuity option
                                            1, 2 or 3 under this Contract (see
                                            4.04);

                                       (c)  As a  distribution  under  the SWO
                                            provision (see 3.05);

                                       (d)  At least 12 months  after the date
                                            of  the  Purchase  Payment,  in an
                                            amount  equal to or less  than the
                                            special   withdrawal    percentage
                                            shown on Contract Schedule I times
                                            the  Current  Value at the time of
                                            the withdrawl. This applies to the
                                            first surrender  request,  partial
                                            or full, in a calendar  year.  The
                                            Current  Value is calculated as of
                                            the date the surrender  request is
                                            received  in good order at Aetna's
                                            Home  Office.  This  waiver is not
                                            available   to   the   Certificate
                                            Holder while SWO is in effect;

                                       (e)  For  a  full   surrender   of  the
                                            Account where the Current Value of
                                            the  Account is $2,500 or less and
                                            no surrenders have been taken from
                                            the  Account  within  the prior 12
                                            months;

                                       (f)  Upon   withdrawl  of  any  Matured
                                            Period Value; or

                                       (g)  By Aetna under 3.11.

 3.10  Payment of Surrender            Under  certain  emergency   conditions,
       Value:                          as  allowed  by law,  Aetna  may  defer
                                       payment for a period of up to 6 months.

G2-MGA-95                            16

 3.11  Payment of Adjusted             Upon 90  days'  written  notice  to the
       Current Value:                  Certificate    Holder,    Aetna    will
                                       terminate  any  Account if the  Current
                                       Value    becomes   less   than   $2,500
                                       immediately   following   any   partial
                                       surrender.  A Surrender Fee will not be
                                       deducted  from  the  Adjusted   Current
                                       Value.

 IV.  ANNUITY PROVISIONS
 -----------------------------------------------------------------------------

 4.01  Choices to be Made:             The  Certificate  Holder may tell Aetna
                                       to apply any  portion  of the  Adjusted
                                       Current  Value  (minus any premium tax)
                                       for an Annuity  under  option 1, 2 or 3
                                       (see 4.04).  The first Annuity  payment
                                       may not be earlier  than twelve  months
                                       after the Purchase Payment. At least 30
                                       days  prior to the  Annuity  Date,  the
                                       Certificate   Holder  must  tell  Aetna
                                       which   Annuity   option  is   elected.
                                       Annuity  payments will be made monthly,
                                       unless the  Certificate  Holder  elects
                                       otherwise in writing.

                                       In lieu of the  election of an Annuity,
                                       the Certificate Holder may elect a lump
                                       sum payment.

                                       The  Annuity   purchase  rate  for  the
                                       option  chosen   reflects  the  Minimum
                                       Guaranteed  Interest Rate (see Contract
                                       Schedule  II), but may reflect a higher
                                       interest rate.

 4.02  Terms of Annuity Options        (a)  When  payments  start,  the age of
                                            the  Annuitant  plus the number of
                                            years  for  which   payments   are
                                            guaranteed must not exceed 95.

                                       (b)  An  Annuity   option  may  not  be
                                            elected if the first payment would
                                            be less  than $50 or if the  total
                                            payments  in a year  would be less
                                            than  $250  (less if  required  by
                                            state  law).  Aetna  reserves  the
                                            right  to  increase   the  minimum
                                            first Annuity  payment  amount and
                                            the annual minimum Annuity payment
                                            amount   based   upon    increases
                                            reflected  in the  Consumer  Price
                                            Index-Urban, (CPI-U) since July 1,
                                            1993.

                                       (c)  If an Annuity under option 1, 2 or
                                            3 is chosen  and a larger  payment
                                            would  result  from  applying  the
                                            Surrender Value to a current Aetna
                                            single premium immediate  Annuity,
                                            Aetna   will   make   the   larger
                                            payment.

                                       (d)  For  purposes of  calculating  the
                                            guaranteed  first  payment  of  an
                                            Annuity,   the   Annuitant's   and
                                            second  Annuitant's  adjusted  age
                                            will be used. The  Annuitant's and
                                            second Annuitant's adjusted age is
                                            his or her age as of the  birthday
                                            closest     to     the     Annuity
                                            commencement  date  reduced by one
                                            year  for   Annuity   commencement
                                            dates occurring  during the period
                                            of time through December 31, 1999.

G2-MGA-95                            17

 4.02  Terms of Annuity  Options            The    Annuitant's    and   second
       (Cont'd)                             Annuitant's age will be reduced by
                                            two years for Annuity commencement
                                            dates occurring  during the period
                                            of  time  from   January  1,  2000
                                            through  December  31,  2009.  The
                                            Annuitant's and second Annuitant's
                                            age   will  be   reduced   by  one
                                            additional    year   for   Annuity
                                            commencement  dates  occurring  in
                                            each   succeeding    decade.

                                            The  Annuity  purchase  rates  for
                                            options  2  and  3  are  based  on
                                            mortality from 1983 Table a.

                                       (e)  Once  elected,  an Annuity  option
                                            may  not be  revoked  and  Annuity
                                            payments  cannot be  commuted to a
                                            lump sum.

 4.03  Death of Annuitant/             If the  Annuitant  dies  after  Annuity
       Beneficiary:                    payments have begun, the death benefit,
                                       if  any,   will  be   payable   to  the
                                       Beneficiary as specified in the Annuity
                                       option elected.  Death benefits will be
                                       paid at least as  rapidly  as under the
                                       method of distribution in effect at the
                                       Annuitant's death.

                                       If the  Certificate  Holder  who is not
                                       the   Annuitant   dies  after   Annuity
                                       payments  have  begun,   any  remaining
                                       payments   under  the  Annuity   option
                                       elected will be made to the Beneficiary
                                       at least as rapidly as under the method
                                       of   distribution   in  effect  at  the
                                       Certificate Holder's death.

                                       If  the   Account   is  held  by  joint
                                       Certificate  Holders, the survivor will
                                       be deemed  the  designated  Beneficiary
                                       and any  other  Beneficiary  on  record
                                       will  be  treated  as  the   contingent
                                       Beneficiary.

                                       Aetna will require proof of death.

 4.04  Annuity Options:                Option  1  --  Payments  for  a  Stated
                                       Period  of Time -- An  Annuity  will be
                                       paid for the  number  of years  chosen.
                                       The number of years must be at least 10
                                       and not more than 30.

                                       If a nonspouse  Beneficiary elects this
                                       option at the death of the  Certificate
                                       Holder,  the  period  selected  may not
                                       extend  beyond the  Beneficiary's  life
                                       expectancy.

                                       Option 2 -- Life  Income -- An  Annuity
                                       will  be  paid  for  the  life  of  the
                                       Annuitant.  If also chosen,  Aetna will
                                       guarantee payments for 60, 120, 180, or
                                       240 months.

                                       Option 3 -- Life Income  Based upon the
                                       Lives of Two  Annuitants  -- An Annuity
                                       will be paid  during  the  lives of the
                                       Annuitant   and  a  second   Annuitant.
                                       Payments  will   continue   until  both
                                       Annuitants  have died. When this option
                                       is chosen, one of the following choices
                                       must be made:

                                       (a)  100% of the  payment  to  continue
                                            after the first death;

                                       (b)  66 2/3% of the payment to continue
                                            after the first death;

G2-MGA-95                            18

 4.04  Annuity Options:                (c)  50%  of  the  payment  to continue
       (Cont'd)                             after the first death;

                                       (d)  Payments  for  a  minimum  of  120
                                            months with 100% of the payment to
                                            continue after the first death; or

                                       (e)  100% of the payment to continue at
                                            the death of the second  Annuitant
                                            and 50% of the payment to continue
                                            at the death of the Annuitant.

                                       Other  Options -- Aetna may  make other
                                       options  available  as  allowed  by the
                                       laws of the state in which the Contract
                                       and the Certificate is delivered.

G2-MGA-95                            19

                                   OPTION 1

                     Payments for a Stated Period of Time

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%
 ------------------------------------------------------------------------------------------------------------
    Years            Guaranteed           Monthly          Quarterly           Semi-Annual          Annual
                        Rate              Payment           Payment             Payment             Payment
 ------------------------------------------------------------------------------------------------------------

      5                 3.00%              17.91              53.59              106.78              211.99
      6                 3.00%              15.14              45.30               90.27              179.22
      7                 3.00%              13.16              39.39               78.49              155.83
      8                 3.00%              11.68              34.96               69.66              138.31
      9                 3.00%              10.53              31.52               62.81              124.69
     10                 3.00%               9.61              28.77               57.33              113.82
     11                 3.00%               8.86              26.52               52.85              104.93
     12                 3.00%               8.24              24.65               49.13               97.54
     13                 3.00%               7.71              23.08               45.98               91.29
     14                 3.00%               7.26              21.73               43.29               85.95
     15                 3.00%               6.87              20.56               40.96               81.33
     16                 3.00%               6.53              19.54               38.93               77.29
     17                 3.00%               6.23              18.64               37.14               73.74
     18                 3.00%               5.96              17.84               35.56               70.59
     19                 3.00%               5.73              17.13               34.14               67.78
     20                 3.00%               5.51              16.50               32.87               65.26
     21                 3.00%               5.32              15.92               31.72               62.98
     22                 3.00%               5.15              15.40               30.68               60.92
     23                 3.00%               4.99              14.92               29.74               59.04
     24                 3.00%               4.84              14.49               28.88               57.33
     25                 3.00%               4.71              14.09               28.08               55.76
     26                 3.00%               4.59              13.73               27.36               54.31
     27                 3.00%               4.47              13.39               26.68               52.97
     28                 3.00%               4.37              13.08               26.06               51.74
     29                 3.00%               4.27              12.79               25.49               50.60
     30                 3.00%               4.18              12.52               24.95               49.53

G2-MGA-95                            20

                                   OPTION 2

                                  Life Income

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

               Payments Guaranteed for a Stated Period of Months
 ------------------------------------------------------------------------------------------------------------
   Adjusted              None                60                120                180                  240
    Age of
   Annuitant
 ------------------------------------------------------------------------------------------------------------
      50                $ 4.05             $ 4.05             $ 4.03             $ 3.99              $ 3.93
      51                  4.12               4.11               4.09               4.05                3.99
      52                  4.19               4.19               4.16               4.11                4.04
      53                  4.27               4.26               4.23               4.18                4.10
      54                  4.35               4.34               4.31               4.25                4.16

      55                  4.44               4.42               4.39               4.32                4.22
      56                  4.53               4.51               4.47               4.40                4.29
      57                  4.62               4.61               4.56               4.48                4.35
      58                  4.72               4.71               4.65               4.56                4.42
      59                  4.83               4.81               4.75               4.64                4.49

      60                  4.95               4.93               4.86               4.73                4.55
      61                  5.07               5.05               4.97               4.83                4.62
      62                  5.20               5.17               5.08               4.92                4.69
      63                  5.34               5.31               5.20               5.02                4.76
      64                  5.49               5.45               5.33               5.12                4.83

      65                  5.65               5.61               5.47               5.22                4.89
      66                  5.82               5.77               5.61               5.33                4.96
      67                  6.01               5.94               5.75               5.44                5.02
      68                  6.20               6.13               5.91               5.54                5.08
      69                  6.41               6.33               6.07               5.65                5.14

      70                  6.64               6.54               6.23               5.76                5.19
      71                  6.88               6.76               6.41               5.86                5.24
      72                  7.14               7.00               6.59               5.97                5.28
      73                  7.43               7.26               6.77               6.06                5.32
      74                  7.73               7.53               6.96               6.16                5.35

      75                  8.06               7.82               7.14               6.25                5.38
 ------------------------------------------------------------------------------------------------------------

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
  Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

G2-MGA-95                            21

                                   OPTION 3

                          Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

 ------------------------------------------------------------------------------------------------------------
        Adjusted Ages
 -------------------------------
    Annuitant      Second         Option 3a       Option 3b       Option 3c       Option 3d       Option 3e
                  Annuitant
 ------------------------------------------------------------------------------------------------------------

      55             50             $ 3.69          $ 4.05          $ 4.27          $ 3.69          $ 4.03
      55             55               3.88            4.25            4.47            3.87            4.14
      55             60               3.99            4.44            4.71            3.98            4.42

      60             55               3.99            4.44            4.71            3.98            4.42
      60             60               4.24            4.71            4.99            4.23            4.57
      60             65               4.38            4.97            5.32            4.38            4.93

      65             60               4.38            4.97            5.32            4.38            4.93
      65             65               4.72            5.33            5.70            4.71            5.14
      65             70               4.93            5.68            6.15            4.91            5.66

      70             65               4.93            5.68            6.15            4.91            5.66
      70             70               5.40            6.21            6.70            5.36            5.96
      70             75               5.69            6.68            7.32            5.62            6.67

      75             70               5.69            6.68            7.32            5.62            6.67
      75             75               6.37            7.45            8.15            6.23            7.12
      75             80               6.78            8.11            8.99            6.54            8.13

 ------------------------------------------------------------------------------------------------------------

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
  Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

G2-MGA-95                            22

                                 [AETNA LOGO]
                      Aetna Insurance Company of America
                      Home Office: 151 Farmington Avenue
                          Hartford, Connecticut 06156
                                (800) 531-4547

      Group Single Premium Modified Guaranteed Deferred Annuity Contract
                               Nonparticipating


THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED PERIOD AT THE TIME OF ITS MATURITY.

G2-MGA-95

                      Aetna Insurance Company of America

                                  Endorsement


This Contract or Certificate is endorsed as follows.

No Surrender Fee is deducted from any portion of the Adjusted Current Value which is paid if the Annuitant has spent at least 45 consecutive days in a licensed nursing care facility and all of the following conditions are met:

(1) more than one calendar year has elapsed since the date the Certificate was issued; and

(2) the surrender is requested within 3 years of the Annuitant's admission to a licensed nursing care facility.

This waiver does not apply if the Annuitant was in a nursing care facility at the time the Certificate was issued.

A Licensed Nursing Care Facility is an institution licensed by the state in which it is located to provide skilled nursing care, intermediate nursing care or custodial nursing care. Aetna will require proof of confinement in a form satisfactory to Aetna.

                                            /s/Dan Kearney
                                            President
                                            Aetna Insurance Company of America

E2-MGANH-95-1

                      Aetna Insurance Company of America

                                  Endorsement

This Contract or Certificate is endorsed as follows.

The following provisions apply to a Contract which qualifies as an Individual Retirement Annuity under Internal Revenue Code (Code) Section 408(b). In the case of a conflict with any provision in the Contract, the provisions of this Endorsement control.

1. The Certificate Holder and the Annuitant must be the same person. Joint Certificate Holders are not permitted.

2. The Certificate Holder's Account and the Certificate Holder's rights under the Contract are not transferable. The Certificate Holder may not sell, assign, transfer, pledge or use as collateral for a loan or as security for the performance of an obligation or for any other purpose, his or her interest in the Contract to any person other than the issuer of the Contract.

3.  The   Certificate   Holder's   entire   interest   in  the   Contract   is
    nonforfeitable.

4. The Certificate Holder's Account is established for the exclusive benefit of the Certificate Holder or his or her Beneficiary(ies).

5. The Purchase Payment under this Contract must be a cash rollover amount under Code Section 402(c), 403(a)(4), 403(b)(3)(8), or 408(d)(3). Aetna
    may require verification that a rollover amount qualifies as such under the Code. Payments to Simplified Employee Pension plans and annual deductible and nondeductible contributions to Individual Retirement Annuities are not accepted under the Contract.

6. The entire interest of the Certificate Holder will be distributed, or begin to be distributed, no later than the first day of April following the calendar year in which the Certificate Holder attains age 70 1/2 (required beginning date), over:

    (a) The life of the Certificate Holder, or the lives of the Certificate Holder and his or her designated Beneficiary, or

    (b) A period certain not extending beyond the life expectancy of the Certificate Holder or the joint and last survivor expectancy of the Certificate Holder and his or her designated Beneficiary.

    Payments must be made in period payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Question and Answer F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

    All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and the regulations thereunder, including the minimum distribution


G2-MGAIRA-95-2                         1
    incidental benefit requirements of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

    Life expectancy is computed by use of the expected return multiples in Table V and VI of Section 1.72-9 of the Income Tax Regulations. Life expectancy for distributions under an Annuity Option may not be recalculated.

7.  If  distributions  are to be made under the Systematic  Withdrawal  Option
    (SWO) after the required beginning date, a higher amount will be distributed in any year if required under the minimum distribution requirements of the Code. The minimum amount to be distributed each year, beginning with the first calendar year for which distributions are required and then for each succeeding calendar year, shall not be less than the quotient obtained by dividing the Current Value as of December 31 of the prior year by the lesser of (1) the applicable life expectancy or
    (2) if the Certificate Owner's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Question and Answer 4 of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. For purposes of this determination, life expectancy for the initial distribution year will be calculated based on single life expectancy from Table V or VI of Section 1.72-9 of the Income Tax Regulations. Distributions for any subsequent year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

8. During the Accumulation Period, the Certificate Holder may elect the Estate Conservation Option (ECO) to receive automatic annual withdrawals of the minimum distribution required under the Code. The annual distribution amount will be determined by dividing the Current Value as of December 31 of the prior year by the lesser of (1) the applicable life expectancy recalculated each year in accordance with Question and Answer E-8 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations, or
    (2) if the Certificate Holder's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Question and Answer 4 of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. For purposes of this determination, life expectancy for the initial distribution year will be calculated based on the applicable life expectancy from Table V or VI of Section 1.72-9 of the Income Tax Regulations.

    Aetna will not impose a Surrender Fee on any portion of the Current Value which is paid as an ECO distribution. The Surrender Fee, if applicable, will apply to any additional amounts withdrawn while ECO is in effect.

    The Certificate Holder may elect ECO beginning with the year he or she turns age 70 1/2, but not earlier than 12 months after receipt of the Purchase Payment, by submitting a properly completed election form to Aetna's Home Office. Aetna may require a minimum initial Current Value for the election of ECO.

    The Certificate Holder, or a spousal Beneficiary if ECO is elected after the Certificate Holder's death, may revoke ECO at any time by submitting a written request to Aetna's Home Office. If ECO is revoked, it may not begin again until 36 months have elapsed.

G2-MGAIRA-95-2                         2

9.  At the death of the Certificate Holder:

    (a) If the Certificate Holder dies on or after distribution of his or her interest has begun, the remaining portion of such interest, if any, will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Certificate Holder's death;

    (b) If the Certificate Holder dies before distribution of his or her interest begins, the death benefit payable to the Beneficiary will be distributed no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Certificate Holder's death except to the extent that an election is made to receive distribution under an Annuity option in accordance with (i) or (ii) below.

          (i) Distributions to the Beneficiary may be made in installments over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary commencing no later than December 31 of the calendar year immediately following the calendar year in which the Certificate Holder died.

          (ii) If the Beneficiary is the Certificate Holder's surviving spouse, and distributions are to be made in accordance with (i) above, distributions must begin on or before the later of December 31 of the calendar year immediately following the calendar year in which the Certificate Holder died or December 31 of the calendar year in which the Certificate Holder would have attained age 70 1/2.

    A spousal Beneficiary may elect an Annuity option, a lump sum payment or treat the Certificate Holder's Account as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a rollover to or from such Certificate Holder's Account, or fails to elect any of the above provisions.

    Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Life expectancies for distributions under an Annuity option may not be recalculated.

    Distributions under this section are considered to have begun if distributions are made on account of the Certificate Holder reaching the required beginning date, or if prior to the required beginning date, distributions irrevocably commence over a period permitted and in an Annuity option acceptable under Section 1.401(a)(9) of the Proposed Income Tax Regulations.

    If SWO or ECO is in effect and the Certificate Holder dies before the required beginning date for minimum distributions, payments will cease and the Beneficiary may claim the death benefit in accordance with the terms of this Section.

    If SWO or ECO is in effect and the Certificate Holder dies after the required beginning date for minimum distributions, the Beneficiary may elect to continue payments, if permitted by Section 1.401(a)(9) of the Proposed Income Tax Regulations, or may claim the death benefit in accordance with the terms of this Section.

10. Aetna will furnish annual calendar year reports concerning the status of the Certificate Holder's Account.

G2-MGAIRA-95-2                         3

11. After two full consecutive Certificate years, and upon 90 days written notice to the Certificate Holder, Aetna may terminate the Certificate Holder's Account if the paid-up Annuity benefit at maturity would be less than $20 per month.

                                            /s/Dan Kearney
                                            President
                                            Aetna Insurance Company of America

G2-MGAIRA-95-2                         4